UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 30, 2010

COLOMBIA CLEAN POWER & FUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32735	87-0567033
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

4265 San Felipe Street, Suite 1100, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 327-7417

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On September 30, 2010, Colombia Clean Power & Fuels, Inc., a Nevada corporation (the "Company"), completed the third closing of a private placement to a limited number of accredited investors (collectively, the “Investors”) of up to a maximum of $2,500,000 in aggregate principal amount of its 10% Secured Convertible Notes due June 30, 2012 (collectively, the “Notes”) and five-year warrants (the “Warrants”) to purchase in aggregate up to 1,000,000 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) at an exercise price of $0.01 per share.  Pursuant to the Subscription Agreement (the “Subscription Agreement”) between the Company and the Investors, for every $250,000 of principal amount of Notes purchased, the Investors are entitled to receive Warrants to purchase 100,000 shares of Common Stock.

At the third closing of the offering, the Company issued Notes in the aggregate principal amount of $800,000 and Warrants to purchase an aggregate of 320,000 shares of Common Stock.  In this offering, the Company previously issued Notes in the aggregate principal amount of $1,090,000 and Warrants to purchase an aggregate of 436,000 shares of Common Stock.

The Notes accrue interest at the annual rate of 10%.  Each holder of a Note  has the right to convert the outstanding principal balance of the Note into shares of Common Stock at the rate, subject to certain adjustments, equal to $2.50 of principal for each share of Common Stock.  In addition, in the event the Company consummates an offering of its equity securities of at least $6 million, the holder of each Note shall have the right to convert all or a portion of the outstanding principal of the Note into the same securities as are sold by the Company in such equity offering at the same price as such securities are sold in that offering.

Each Note contains customary events of default by the Company, including, without limitation, failure to make required payments when due, failure to comply with the material terms and conditions of the Note, the occurrence of certain events of bankruptcy and insolvency, and breach of any representations warranties contained in the Note or the Subscription Agreement. An event of default under the Note will allow the holder to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under such Note.

To secure the Company’s obligations under the Notes, the Company granted the Investors a security interest in all of its membership interests in Energia Andina Santander Resources Cooperatieve U.A, a wholly-owned Dutch cooperative that indirectly owns all of the Company’s operating assets (“Energia”), under the terms and conditions of the (i) the Pledge and Collateral Agency Agreement, dated August 26, 2010 (the “Pledge Agreement”), among the Company, Colombia CPF LLC (“CPF”) and Law Debenture Trust Company, as collateral agent (“Collateral Agent”), and (ii) the Deed of Pledge, dated as of August 26, 2010 (the “Deed of Pledge”), among the Company, CPF, Energia and the Collateral Agent.

The offering of Notes and Warrants was made only to accredited investors in accordance with Section 4(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

The above description of the Notes, Warrants, Subscription Agreement, Pledge Agreement and the Deed of Pledge is qualified in its entirety by reference to the full text of the forms of Note and Warrant, and to the Subscription Agreement, the Pledge Agreement and Deed of Pledge, copies of which are filed as Exhibits 4.1, 4.2, 10.1, 10.2  and 10.3, respectively, to this Current Report on Form 8-K and the contents of which are incorporated herein by reference thereto.

The Subscription Agreement, the Pledge Agreement and the Deed of Pledge (collectively, the “Financing Documents”) have been included as exhibits to this Current Report on Form 8-K to provide information regarding their respective terms.  These exhibits  are not intended to provide any other factual information about the Company.  The Financing Documents contain representations and warranties that the parties thereto made to each other as of specific dates. The assertions embodied in the representations and warranties in Financing Documents were made solely for purposes of the Financing Documents and the transactions and agreements contemplated thereby among the parties thereto and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materially different from those generally applicable to stockholders or may have been used for the purposes of allocating risk among the parties to the Financing Documents rather than establishing matters as fact.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth under Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

A cash fee of $80,000 was paid as a commission at the third closing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits.

Exhibit
Number	Description

4.1	Form of 10% Secured Convertible Note.

4.2	Form of Warrant.

10.1	Form of Subscription Agreement.

10.2	Pledge and Collateral Agency Agreement, dated August 26, 2010, among Colombia Clean Power & Fuels, Inc., Colombia CPF LLC and Law Debenture Trust Company, as collateral agent.

10.3	Deed of Pledge, dated as of August 26, 2010, among Colombia Clean Power & Fuels, Inc., CPF LLC, Energia Andina Santander Resources Cooperatieve U.A and Law Debenture Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 6, 2010

COLOMBIA CLEAN POWER & FUELS, INC.

By:	/s/ Edward P. Mooney
Edward P. Mooney
President and Chief Executive Officer